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                              [UGLY DUCKLING LOGO]               Exhibit 99.1


CONTACTS:         Steven T. Darak
                  Senior Vice President & Chief Financial Officer
                  (602) 852-6600

                  Lori Parks/Eugene Heller
                  Silverman Heller Associates
                  (310) 208-2550

FOR IMMEDIATE RELEASE

                       UGLY DUCKLING CORPORATION ANNOUNCES
                           SUPPLEMENTAL EXCHANGE OFFER

      PHOENIX, Arizona (November 23, 1998) - Ugly Duckling Corporation (Nasdaq
NM: UGLY) today announced an offer to exchange up to $16,486,582 principal amount of its 12% Subordinated Debentures due 2003 for up to 2,536,397 shares of its common stock. On October 19, 1998, the Company successfully completed a prior exchange offer of subordinated debentures for 2,463,603 shares of its common stock. This exchange offer is being made on substantially the same terms as the prior exchange offer, and the debentures issued under this offer will be identical to those offered under the previous offer.

      Commenting on the supplemental exchange offer, Chairman and CEO Ernest C. Garcia II stated, "Among other reasons, we felt it was appropriate to allow investors another chance to evaluate the opportunity to exchange their shares of our common stock for these debentures in light of our recent decision to change the structure of our future securitizations."

      Under the terms of the new exchange offer, each share of common stock can be exchanged for $6.50 principal amount of debentures. The debentures will bear interest at 12% per year from October 23, 1998, payable semi-annually each April 15 and October 15 starting on April 15, 1999, until they are paid in full. The principal amount of the debentures will be due on October 23, 2003, subject to prepayment at the Company's option without penalty or premium.

      The exchange offer will be made only through, and upon the terms and conditions described in, the Company's Offering Circular, dated November 20, 1998, and related letter of transmittal. The Company will accept a maximum of 2,536,397 shares in the exchange offer. The offer and related


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Ugly Duckling Corporation Announces Supplemental Exchange Offer
November 23, 1998
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withdrawal rights will expire at 5:00 p.m. New York City time on Tuesday,
December 22, 1998, unless extended.

      Harris Trust Company of New York will act as exchange agent for the offer. Information about the offer can be obtained from Corporate Investor Communications, Inc., the designated information agent, at 1-888-673-4478 (toll free).

      Headquartered in Phoenix, Arizona, Ugly Duckling Corporation is a used-car sales and finance company that operates the nation's largest chain of used-car dealerships focused exclusively on the sub-prime market. The Company underwrites, finances and services sub-prime contracts generated at its 50-plus Ugly Duckling Car Sales dealerships. Cygnet Financial Corporation, a wholly owned subsidiary of Ugly Duckling Corporation, provides various financial services primarily to the sub-prime segment of the automobile financing industry.

                                      *****

      This press release may include statements that constitute forward-looking statements, usually containing the words "believe," "estimate," "project," "expect" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. By making these forward-looking statements, Ugly Duckling Corporation undertakes no obligation to update these statements for revisions or changes after the date of this press release. Factors that could cause or contribute to such differences include, but are not limited to, factors detailed in this press release and in the sections entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations - Risk Factors," "Factors That May Affect Future Results and Financial Condition" and "Factors That May Affect Future Stock Performance" in Ugly Duckling Corporation's most recent reports on Form 10-K and Form 10-Q (including Exhibit 99 to any such Form 10-Q), factors detailed in the section "Risk Factors" in Ugly Duckling Corporation's definitive proxy statement dated August 4, 1998, and Ugly Duckling Corporation's Offering Circular, dated November 20, 1998, and elsewhere in Ugly Duckling Corporation's Securities and Exchange Commission filings.

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